15.A) Custodian/Sub-custodian: HVB BANK SERBIA - MONTENEGRO A.D.
   B) Is this a Custodian or Sub-custodian? (C/S): S
   C) City:  SERBIA     State:    Zip Code:  Zip Ext.:
   D) Foreign Country: SERBIA      Foreign Postal Code:
   E) Mark ONE of the following with an 'X':

                                 TYPE OF CUSTODY

                Member Nat'l                 Foreign     Insurance Co.
     Bank       Sec. Exchg.       Self      Custodian      Sponsor
 Sec.17(f)(1)    Rule 17f-1    Rule 17f-2   Rule 17f-5    Rule 26a-2    Other
 ------------   ------------   ----------   ----------   -------------  -----

                                                 X